Runway Growth Finance Corp. Provides Second Quarter 2026 Business and Portfolio Update

Adviser and affiliates commit to purchase up to 10% of common stock alongside existing repurchase program

Completed Investments in New and Existing Portfolio Companies Representing $85.8 Million in Fundings

MENLO PARK, Calif., July 14, 2026 (GLOBE NEWSWIRE) -- Runway Growth Finance Corp. (Nasdaq: RWAY), (“Runway Growth” or the “Company”), a leading provider of flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity, today provided an operational and portfolio update for the quarter ended June 30, 2026, as well as an update on the Company’s capital allocation strategy.

“In the first half of 2026, we continued executing on our long-term strategy, including the successful completion of the SWK Holdings acquisition,” said Runway Growth Founder and CEO David Spreng. “We have been operating against a challenging industry backdrop, with cautious sentiment toward software, heightened scrutiny around credit and evolving expectations for interest rates weighing on valuations across the BDC sector. This environment has brought our current trading levels into sharp focus for our Board, management team and investors.”

Spreng continued, “We have strong conviction in the underlying business and our portfolio, and believe our share price reflects a significant disconnect from those fundamentals. Against that backdrop, we, together with our adviser and affiliates, intend to return meaningful capital to shareholders through share purchases over the next two years. We believe this action underscores the strong alignment among Runway Growth, BC Partners and our fellow shareholders.”

Capital Allocation Strategy Update

Thoughtful capital allocation and value creation remain top priorities for Runway Growth. To further align with shareholders' interests, the Company intends to concentrate capital allocation toward share purchases while its shares trade at a significant discount to net asset value (“NAV”).

Our investment adviser, Runway Growth Capital LLC, and its affiliates, along with the Board and management, intend to acquire up to 10% of the Company’s outstanding common stock over the next 24 months to the extent the Company’s shares continue to trade below 70% of NAV, which implies a share price of $8.49 based on Runway Growth’s March 31, 2026 NAV per share, or a 60% premium to the Company’s July 13, 2026 closing market price. These purchases may occur through various methods, including open market purchases and privately negotiated transactions, and may be conducted in accordance with Rule 10b5-1 and Rule 10b-18.

In addition, and as previously announced, Runway Growth’s Board of Directors has authorized a stock repurchase program of up to $15.0 million for the period from May 7, 2026, to May 7, 2027. The Company, its management and its adviser also have the ability to conduct tender offers as part of the Company’s broader value creation initiatives.

Portfolio Update

As discussed on our last earnings call, Runway Growth intentionally moderated origination activity in the first quarter of 2026 to focus on completing the SWK Holdings Corporation (“SWK Holdings”) acquisition. As a result, second-quarter origination volume includes a meaningful level of activity committed during the first quarter and is more representative of origination activity across the first half of 2026. For the remainder of the year, the Company expects to pace net origination activity to prioritize capital allocation toward repurchases of its common stock.

Originations

During the second quarter of 2026, Runway Growth funded new and existing investments totaling $85.8 million, excluding fundings related to the SWK Holdings transaction. These included:

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Completion of a new $15.0 million senior secured term loan to Buzz Finco, LLC (dba "Bumble"), a global consumer social networking platform focused on online dating and relationship-building, with a differentiated women-first user experience, funding the full amount at close;
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Completion of a new $40.0 million senior secured term loan to Under Technologies, Inc. (dba "Rho"), a founder-focused business banking and finance automation platform serving startups and established businesses, funding $20.0 million at close;
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Funding of $43.4 million under the Company's previously announced $46.3 million senior secured term loan commitment to 13 Scents Inc. (dba "Dossier"), of which $15.9 million was later assigned during the quarter, netting to $27.5 million funded during the quarter;
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Completion of a new $4.0 million investment to existing portfolio company SKNV, LLC, funding $4.0 million during the quarter; and
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Completion of follow-on investments in an aggregate amount of $19.3 million to six existing portfolio companies.
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The Company also restructured a $31.9 million senior secured term loan to Blueshift Labs, Inc. (“Blueshift”) into a new $18.5 million second lien term loan to BlueConic Holding, Inc. in connection with its acquisition of Blueshift.

In addition, following the Company's acquisition of SWK Holdings on April 6, 2026, Runway Growth funded approximately $239.6 million of investments acquired in such transaction, including $216.2 million across 13 acquired loan positions and $23.4 million in acquired equity positions.

Liquidity Events

During the second quarter of 2026, Runway Growth experienced the following liquidity events totaling $36.5 million in its investment portfolio:

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Partial principal repayment of the Company's senior secured term loan to Shepherd Intermediate, LLC (dba Federal Hearings and Appeals Services) of $0.9 million;
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Partial principal repayment of the Company's senior secured term loan to Eton Pharmaceuticals, Inc. of $3.0 million;
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Partial principal repayment of the Company's senior secured term loan to ImpediMed LTC of $3.5 million;
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Assignment of $15.9 million of the Company's investment in 13 Scents Inc. (dba "Dossier");
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Other scheduled loan principal amortization payments of $3.1 million; and
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Proceeds of $10.1 million from the sale of equity in Eton Pharmaceuticals, Inc.

Portfolio Construction and Management

Runway Growth is a credit-first organization, carefully structured to focus on what it believes to be the highest-quality, late-stage companies in the venture debt market. The Company seeks to uphold industry-leading investment standards as well as disciplined underwriting and monitoring of its portfolio. Runway Growth is positioned as a preferred lender in the venture debt space, supporting and working closely with companies to help them reach their full growth potential. Since inception, the Company has focused on the fastest growing sectors of the economy, including healthcare, technology and select consumer services and products industries.

As of June 30, 2026, the Runway Growth portfolio included 59 debt investments to 46 portfolio companies and 102 equity investments in 67 portfolio companies, including 33 portfolio companies where Runway Growth holds both a debt and equity investment. Investments were comprised of late and growth-stage businesses in the technology, healthcare and select consumer services and products industries. Runway Growth’s normal business operations include frequent communication with portfolio companies.

About Runway Growth Finance Corp.

Runway Growth is a specialty finance company focused on providing flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity. Runway Growth is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Runway Growth is externally managed by Runway Growth Capital LLC, an affiliate of BC Partners Advisors L.P. and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

No Offer or Solicitation

This press release is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this press release is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in Runway Growth or in any fund or other investment vehicle managed by Runway Growth Capital LLC, BC Partners Advisors L.P. or any of their affiliates.

Important Disclosures

Strategies described in this press release involve special risks that should be evaluated carefully before a decision is made to invest. Not all of the risks and other significant aspects of these strategies are discussed herein. Please see a more detailed discussion of these risk factors and other related risks in the Company’s most recent annual report on Form 10-K in the section entitled “Risk Factors”, which may be obtained on the Company’s website, www.runwaygrowth.com, or the SEC’s website, www.sec.gov.

IR Contacts:

Taylor Donahue, Prosek Partners, rway@prosek.com

Carmela Thomson, Chief Financial Officer, ct@runwaygrowth.com